UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  June 2, 2010

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 2, 2010, Tanger Factory Outlet Centers, Inc. (the “Company”) (NYSE: SKT) announced today that its operating partnership, Tanger Properties Limited Partnership, has agreed to sell $300 million of 6.125% senior notes due 2020 in an underwritten public offering through Banc of America Securities LLC, Wells Fargo Securities, LLC and BB&T Capital Markets, a division of Scott & Stringfellow, LLC, as joint book-running managers.  The notes were priced at 99.310% of the principal amount to yield 6.219% to maturity. The notes will pay interest semi-annually at a rate of 6.125% per annum and mature on June 1, 2020. Closing of the sale of the notes is expected to occur on June 7, 2010.

The estimated net proceeds from the offering, after deducting the underwriting discount and offering expenses, are expected to be approximately $295.5 million. Tanger intends to use the net proceeds from the sale of the notes to (i) repay its $235 million unsecured term loan due in June 2011, (ii) pay the costs to terminate two interest rate swap agreements associated with the term loan and (iii) repay borrowings under its unsecured lines of credit and for general working capital purposes.  A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth herein, including Exhibit 99.1, is furnished pursuant to Item 7.01—Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company or Tanger Properties Limited Partnership.

The matters described herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about Tanger Properties Limited Partnership’s proposed offering of senior notes.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about these and other factors is set forth in Item 1A under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing Tanger’s pricing of a public offering of senior notes due in 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2010

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello, Jr.
            Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello, Jr.
             Frank C. Marchisello, Jr.
             Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing Tanger’s pricing of a public offering of senior notes due in 2020.